UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2013

Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

155 N. Lake Avenue, Pasadena, California	91101
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 28, 2013, the Board of Directors of Jacobs Engineering Group Inc. (the "Company") elected Mr. Juan José Suárez Coppel as a Class I director of the Company to fill the newly created board seat referenced below. Mr. Suárez has been affirmatively determined by the Board to be an independent director under the independence standards of the New York Stock Exchange and the Company's guidelines for determining independence. Pursuant to the Company's charter and bylaws, Mr. Suárez will stand for re-election at the Company's 2014 Annual Meeting of Shareholders.
In connection with his election, and pursuant to the terms of the Company's 1999 Outside Director Stock Plan (the "Plan"), Mr. Suárez will receive an option to purchase 4,000 shares of the Company's common stock on April 1, 2013 with an exercise price equal to the fair market value of the Company's common stock as provided in the Plan. Mr. Suárez will also receive the standard, annual compensation for the Company's non-management directors. This annual compensation includes (i) a cash retainer in the amount of $88,000 per year, (ii) pursuant to the Plan, an award of 1,500 shares of restricted stock or restricted stock units, and (iii) pursuant to the Plan, an option to purchase 3,500 shares of the Company's common stock on the first day of March (beginning March 1, 2014) with an exercise price equal to the fair market value of the Company's common stock as provided in the Plan.
Mr. Suárez was previously employed by Petróleos Mexicanos (“PEMEX”), one of the Company's clients. He served most recently as the General Director of PEMEX until his retirement effective in December 2012. The Company provides various professional services to PEMEX, including engineering and consulting services on an ongoing basis. To date, for fiscal year 2013, the Company has generated less than $1 million in aggregate revenues from its arrangements with PEMEX. Mr. Suárez's interest in these transactions arose solely as a result of his employment at PEMEX.
There were no understandings or other agreements or arrangements between Mr. Suárez and any other person pursuant to which Dr. Coppel was elected as a director of the Company. Mr. Suárez will serve on the Board's Nominating and Corporate Governance committee.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective as of March 28, 2013, the Board of Directors amended and restated the Company's bylaws to amend Section 3.02 to provide for an increase in the number of authorized directors from ten to eleven and to amend Section 1.02 to change the address of the Company's principal office to 155 North Lake Avenue, Pasadena, California.
The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

3.1	Amended and Restated Bylaws dated March 28, 2013

99.1	Press Release dated March 28, 2013 announcing the election of Mr. Juan José Suárez Coppel to the Company's Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2013

JACOBS ENGINEERING GROUP INC.

By:	/S/ John W. Prosser, Jr.
John W. Prosser, Jr.
Executive Vice President
Finance and Administration

EXHIBIT INDEX

3.1	Amended and Restated Bylaws dated March 28, 2013

99.1	Press Release dated March 28, 2013 announcing the election of Mr. Juan José Suárez Coppel to the Company's Board of Directors

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